     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 2002
                                                    REGISTRATION NO. 333-[___]

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                             PARTY CITY CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                             22-3033692
           (State or other jurisdiction of              (I.R.S. Employer
           incorporation or organization)             Identification No.)

                                 400 COMMONS WAY

                           ROCKAWAY, NEW JERSEY 07866

                                 (973) 983-0888

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            1999 STOCK INCENTIVE PLAN
                  (AMENDED AND RESTATED AS OF OCTOBER 25, 2000)

                            (Full title of the plan)

                              JOSEPH J. ZEPF, ESQ.
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                             PARTY CITY CORPORATION
                                 400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866
                                 (973) 983-0888

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            STEVEN DELLA ROCCA, ESQ.
                                LATHAM & WATKINS
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200

                         CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE        OFFERING PRICE PER          AGGREGATE
         TO BE REGISTERED              REGISTERED(1)             SHARE(2)             OFFERING PRICE      AMOUNT OF REGISTRATION FEE
         ----------------              -------------             --------             --------------      --------------------------
Common Stock, par value $0.01
per share.....................           1,960,590            $7.95; $11.90          $16,664,151.75.              $1,533.10


(1) The 1999 Stock Incentive Plan (Amended and Restated as of October 25, 2000) (the "Plan") authorizes the issuance of up to a maximum of 2,000,000 shares of common stock of Party City Corporation (the "Company").

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the Proposed Maximum Offering Price Per Share is based upon (a) the weighted exercise price per share ($7.95) of outstanding options to purchase 1,687,815 shares and (b) for the remaining 272,775 shares, the average of the high and low trading prices ($11.90) of the Company's common stock as reported by the National Association of Securities Dealers' Automated Quotation Service on December 10, 2002.

                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.

Item 2.     Registration Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.

                                     PART II

I.       INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed with the Securities and Exchange Commission pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

      A. The Company's Annual Report on Form 10-K for the year ended June 29, 2002;

      B. The Company's Quarterly Report on Form 10-Q for the quarter ended September 26, 2002;

      C. The description of the Common Stock, contained in the Company's Registration Statement on Form 8-A under the heading "Description of Registrant's Securities to be Registered," filed on February 23, 1996 pursuant to the Exchange Act, as updated in the Company's Registration Statement on Form S-1, under the heading "Description of Capital Stock," filed on April 11, 1997 pursuant to the Securities Act.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

II.      DESCRIPTION OF SECURITIES.

            Not Applicable.

III.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

IV.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), the Company has adopted provisions in its Certificate of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by law, and eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their duty of due care except (a) for any breach of the duty of loyalty; (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (c) for liability under Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (d) for any transaction from which the director derived any improper personal benefit. In addition, the Company's Certificate of Incorporation requires the Company to indemnify its directors and officers, permits the Company to insure its directors and officers and permits the Company to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to advance expenses or to indemnify any such person (x) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, (y) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company, or (z) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.

V.       EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


VI.      EXHIBITS

            A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

VII.     UNDERTAKINGS

            1. The undersigned Registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (2) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to
                        Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                        b. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        c. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                        Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockaway, State of New Jersey, on December 16, 2002.

                                 PARTY CITY CORPORATION

                                 By: /s/   Linda M. Siluk
                                     -------------------------------------------
                                     Name: Linda M. Siluk
                                     Title:  Chief Financial Officer

                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Linda M. Siluk as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                 Title                              Date
         ---------                                 -----                              ----
      /s/ Ralph D. Dillon                Non-Executive Chairman of the            December 16, 2002
--------------------------------              Board and Director
        Ralph D. Dillon

      /s/ James Shea                       Chief Executive Officer                December 16, 2002
--------------------------------                 and Director
        James Shea                       (Principal Executive Officer)

      /s/ Linda M. Siluk                    Chief Financial Officer               December 16, 2002
--------------------------------           (Principal Financial and
        Linda M. Siluk                       Accounting Officer)

      /s/ Michael Gatto                           Director                        December 16, 2002
--------------------------------
        Michael Gatto

      /s/ Richard H. Griner                       Director                        December 16, 2002
--------------------------------
        Richard H. Griner

      /s/ L.R. Jalenak, Jr.                       Director                        December 16, 2002
--------------------------------
        L.R. Jalenak, Jr.

      /s/ Howard Levkowitz                        Director                        December 16, 2002
--------------------------------
        Howard Levkowitz

      /s/ Nancy Pedot                             Director                        December 16, 2002
--------------------------------
        Nancy Pedot

      /s/ Walther Salmon                          Director                        December 16, 2002
--------------------------------
        Walter Salmon

      /s/ Michael E. Tennebaum                    Director                        December 16, 2002
--------------------------------
        Michael E. Tennenbaum

                                INDEX TO EXHIBITS

      EXHIBIT                DESCRIPTION
      -------                -----------
          4.1    The Company's 1999 Stock Incentive Plan (Amended
                 and Restated as of October 25, 2000)
                 (incorporated by reference to the Company's
                 Definitive Proxy Statement for the 2000 Annual
                 Meeting to Stockholders, included within Form
                 14-A as filed on October 26, 2000, File No.
                 000-27826).

          4.2    Certificate of Incorporation of the Company
                 (incorporated by reference to the exhibits in the Company's quarterly report on Form 10-Q as filed on September 27, 2002, File No.
                 000-27826).

          4.3 By-Laws of the Company, as amended (incorporated by reference to the exhibits in the Company's quarterly report on Form 10-Q as filed on September 27, 2002, File No. 000-27826).

          4.4    Specimen Certificate of Common Stock
                 (incorporated by reference to the exhibits in the Company's Registration Statement as amended on Form S-1, File No. 333-00350, as declared effective by the Commission on March 26, 1996).

          5.1    Opinion of Counsel.

         23.1    Independent Public Auditor's Consent.

         23.2    Consent of Counsel (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature pages to the Registration Statement).